Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

       We consent to the incorporation by reference in this Amendment No. 1 to a Registration Statement of WaveRider Communications Inc. on Form S-2 (file number 333-120785) of our report, dated February 7, 2004, included in the Annual
Report on Form 10-KSB of WaveRider Communications Inc. for the year ended December 31, 2003.

       We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Wolf & Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts
February 2, 2005